Exhibit 32-1

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
(Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code)

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), the undersigned officer of IVT Software, Inc., a Nevada corporation (the "Company"), does hereby certify, to such officer's knowledge, that:

The Report on Form 10-K for the period ended April 30, 2009 of the Company fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and the information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to IVT Software, Inc.  and will be retained by IVT Software, Inc.  and furnished to the Securities and Exchange Commission or its staff upon request.

Dated: June 17, 2009

/s/ Martin Schwartz
Martin Schwartz
(Principal Executive Officer)

Dated:  June 17, 2009
/s/ Martin Schwartz
Martin Schwartz
(Principal Financial Officer)

Dated:  June 17, 2009

/s/ Martin Schwartz
Martin Schwartz
(Principal Accounting Officer)